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                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following J. Alexander's Corporation Registration Statements:

a) Form S-8 Registration Statement (No. 333-40556) pertaining to the Employee Stock Incentive Plan, filed on June 30, 2000;

b) Form S-8 Registration Statement (No. 333-91431) pertaining to the J. Alexander's Corporation 1999 Loan Program, filed on November 22, 1999;

c) Form S-8 Registration Statement (No. 333-49393) pertaining to the 1994 Employee Stock Incentive Plan, filed on April 3, 1998;

d) Form S-8 Registration Statement (No. 33-77476) pertaining to the 1994 Employee Stock Incentive Plan, filed on April 6, 1994;

e) Form S-8 Registration Statement (No. 33-39870) pertaining to the 1990 Stock Option Plan for Outside Directors, filed on April 9, 1991;

f) Form S-8 Registration Statement (No. 2-78139) pertaining to the 1982 Employee Stock Purchase Plan, filed on June 25, 1982;

of our report dated February 20, 2004, except for the last paragraph of Note A, as to which the date is May 17, 2004, with respect to the consolidated financial statements and schedule of J. Alexander's Corporation included in the Annual Report (Form 10-K) for the year ended January 2, 2005.

/s/Ernst & Young LLP

Nashville, Tennessee
April 12, 2005